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                                                                   Exhibit 10.12

                              GOTO.COM AND DOGPILE

                              LETTER OF AGREEMENT
                                   AFFILIATE

     This Agreement is made and entered into as of the 1st day of April, 1999 (the "Effective Date") by and between GoTo.com, Inc., a Delaware corporation with its principal place of business at 140 West Union Street, Pasadena, California 91103 ("GoTo.com"), and Pile, Inc., through its division Dogpile, with its principal place of business at 612 Radcliffe Drive, Davis, California, 95616 ("Dogpile").

     1. Services. Dogpile shall position GoTo.com's search results on the first page of all Dogpile's meta-search results in a manner and format to be mutually agreed upon by the parties. The First Page is defined as the first page a user sees after typing a search on Dogpile and requesting to see Dogpile's meta-search results.

          (i) So long as Dogpile's First Page of meta-search results consists of content from three (3) third party providers of search results or other similar content (herein "Content Providers"), Dogpile guarantees that no other Content Provider will receive preferential treatment. Preferential treatment is defined as allowing the order of the other Content Providers on the First Page to be determined by means other than a fully parallel, first come, first serve basis.

          (ii) Should Dogpile grant more than three (3) Content Providers a position on its First Page of meta-search results, it agrees to give preferential treatment to GoTo's results by retrieving GoTo's results using Thunderston's Texis Webscript software in a manner which will guarantee GoTo a first or second place position unless its return time is longer than the sum of the response time of any two other Content Providers.

     2. Term and Termination. The Agreement shall commence on the Effective Date and continue indefinitely thereafter (the "Term"). The Agreement shall be non-terminable for the initial twelve (12) months of the Term, provided, however, that if Dogpile puts a fourth Content Provider on the First Page, GoTo.com will have the right to terminate on thirty (30) days written notice. After the first twelve months of the term, either party may terminate the Agreement by giving the other party at least thirty (30) days' written notice of its intention to terminate the Agreement.

     3. Reporting and Payment.

          (i) Dogpile shall keep accurate records of the number of Impressions viewed. For purposes of this Agreement, an "Impression" shall mean each time that a user of Dogpile's web site located at http://www.dogpile.com (the "Dogpile Site") is shown a Dogpile Site web page listing ten or more GoTo.com search results where GoTo.com has delivered ten or more results to the Dogpile Site. In the event that the total number of search results delivered by GoTo.com for a given subject is less than ten (10) results, an "Impression" shall mean the display of all available GoTo.com search results.


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              (ii)   No sooner than 15 days after the end of each calendar
month, Dogpile shall calculate the total number of Impressions recorded during such calendar month, rounded to the nearest thousand (the "Monthly Total") and shall invoice GoTo.com for the CPM Fees due for such month, as that term is defined and calculated according to the fee schedule in Exhibit A.

              (iii) GoTo.com shall pay to Dogpile those CPM Fees due no later than fifteen (15) days after receipt of the monthly invoice from Dogpile.

       4.     Warranty and Indemnity.

              (i) Each party shall defend the other party from any claims, actions or allegations of third parties, the facts of which would constitute a breach of the warranties in this Section 4 ("Indemnified Claims") and pay all damages and costs finally awarded or, at the indemnifying party's option, shall settle such Indemnified Claims and pay the amount of the settlement and all associated costs. The party seeking indemnification shall notify the indemnifying party of any action, suit, proceeding or investigation ("Proceeding") for which indemnification is sought, provided that any failure to notify the indemnifying party will not relieve the indemnifying party from any liability or obligation which it may have to any indemnified person except to the extent of any material prejudice to the indemnifying party resulting from such failure. If any such proceeding is brought against an indemnified person, the indemnifying party will be entitled to participate therein and to assume the defense thereof within 30 days after notice shall have been given to it by the indemnified person pursuant to the preceding sentence. Each indemnified person will be obligated to cooperate reasonably with the indemnifying party, at the expense of the indemnifying party, in connection with such defense and the compromise or settlement of any such Proceeding.

              (ii) GoTo.com represents and warrants to Dogpile that as of the Effective Date, to the best of its knowledge, none of GoTo Marks or Content fail to comply with applicable laws and regulations (including, for example, licensing requirements and administrative or professional rules). For purposes of this Agreement, "Marks" shall mean any trademark, trade name, service marks, logo, slogan and copyright and proprietary notices associated with a party's products or services. For purposes of this Agreement, "Content" shall mean the textual and graphical materials displayed on a certain web site.

              (iii) Dogpile represents and warrants to GoTo.com that, to the best of its knowledge, Dogpile's Marks or Content do not or will not infringe any trademark, service mark, copyright, right to publicity, right of privacy or other intellectual property right of a third party, constitute false, deceptive or unfair advertising or disparagement under applicable law, or fail to comply with applicable laws and regulations (including, for example, licensing requirements and administrative or professional rules).

              (iv) EXCEPT AS SET FORTH IN SECTIONS 4(ii) AND 4(iii), NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND HEREBY DISCLAIMS THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

       5.     General.



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        (i)    UNDER NO CIRCUMSTANCES SHALL EITHER PARTY OR ANY OF THEIR
AFFILIATES BE LIABLE TO THE OTHER PARTY FOR (A) INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM THE USE OR INABILITY TO USE EITHER PARTY'S SERVICES OR CONTENT OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS OR (B) DAMAGES IN EXCESS OF THE AMOUNTS PAID BY GOTO.COM TO DOGPILE UNDER THIS AGREEMENT.

        (ii) This Agreement may not be assigned by either party without the other party's prior written approval except in the case of a merger or sale of all or substantially all of a party's assets, in which case the acquired party shall notify the other party within five (5) days of the announcement of such merger or asset sale, and the acquired party's successor in interest must assume all of the acquired party's obligations. Except as otherwise provided, this Agreement shall be binding upon and inure to the benefit of the parties' successors and lawful assigns.

        (iii) GoTo.com and Dogpile agree that the terms of this Agreement are confidential and shall not be disclosed to any third party without the prior written consent of the other party.

        (iv) During the Term, and during the 60 day period immediately following the Term, GoTo.com shall have the right, upon reasonable notice, during business hours, at GoTo.com's own expense, through an independent auditor chosen by GoTo.com and subject to Dogpile's approval, to audit Dogpile's computer generated logs that relate to amounts payable under this Agreement. If an audit of the appropriate computer generated logs reveals that GoTo.com has underpaid any CPM Fees due to Dogpile under this Agreement for the period under audit, then GoTo.com shall promptly pay to Dogpile the amount of the underpayment. Similarly, if an audit of Dogpile's records reveals that Dogpile has overcharged any CPM Fees due to Dogpile under this Agreement, then Dogpile shall promptly pay to GoTo.com the amount of the overcharge. If the amount of either underpayment or overcharge for the period under audit equals or exceeds five percent (5.0%) of the total amount owed during such period, then the party who has underpaid or overcharged shall reimburse the other party for all costs and expenses incurred in connection with conducting the audit.

        (v) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA AND THE PARTIES CONSENT TO JURISDICTION IN THE STATE AND FEDERAL COURTS IN CALIFORNIA.

        (vi) This Agreement constitutes the entire agreement between the parties with respect to the subject matter superceding any prior written agreements and communications (oral and written) regarding such subject matter. It shall not be modified except by a written agreement and signed on behalf of GoTo.com and Dogpile.

     6. Survival. Provisions of Section 4 (Warranty and Indemnity) and Section 5 (General) will survive any termination or expiration of this Agreement.


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     7.  Counterparts. This Agreement may be executed by exchange of signature pages by facsimile and/or in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument.


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     Whereby the parties execute this Agreement as of the Effective Date.


GoTo.com                                Dogpile

Signature: /s/ Todd Tappin              Signature: /s/ Aaron Flin
           ------------------------                ------------------------

Name: Todd Tappin                       Name: Aaron Flin

Title: CFO                              Title: CEO

Date: 4/6/99                            Date: 4/7/99






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